Exhibit 10.4 to 8-K



              EXHIBIT B TO SEPARATION AGREEMENT OF JEFFREY K. MOORE

Grantee: Jeffrey K. Moore

                    Strike       Expiration
# Common Shares     Price        Date             Outstanding       Exercisable
---------------     -----        ----             -----------       -----------
25,000              $5.625       7/01/02          25,000            25,000
25,000              $5.625       7/01/02          25,000            25,000
20,000              $5.00        2/18/04          20,000            15,000
15,000              $5.00        2/18/04          15,000            11,250
15,000              $5.00        2/18/04          15,000            11,250
65,000              $4.50        7/13/05          65,000            32,500
40,000              $1.50        12/28/05         40,000            40,000
------                                            ------            ------

205,000                                           205,000           160,000


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              EXHIBIT E TO SEPARATION AGREEMENT OF JEFFREY K. MOORE

1. Director's Fees. Employee is entitled to receive director's fees on the same basis as the independent members of BND's board of directors for so long as he serves on the board.

2. Expenses. The Company agrees that Employee will be reimbursed for expenses incurred by him on the Company's behalf in accordance with standard Company policy.

3. Equipment. Employee may keep the laptop computer furnished to him by the Company, but all other equipment, furnishings, etc. will be returned to the Company by February 27, 2002.

4. Consulting Agreement. The Company's obligations to the Employee as described in the Consulting Agreement.